FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Vice President,
Investor Relations
(515) 362-3693
AmerUs Group Reports Third Quarter Results
          DES MOINES, Iowa (November 1, 2006)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported quarterly results, with third quarter 2006 adjusted net operating income1 for the third quarter of $52.4 million, or $1.22 per diluted share, a seven percent increase compared to $48.6 million, or $1.14 per diluted share a year ago. Excluding the effects of capital transactions associated with the Aviva merger, pro forma adjusted net operating income for the quarter would have been $1.27 per diluted share.
     On a year-to-date basis, adjusted net operating income was $154.9 million, or $3.68 per diluted share, an increase of more than 10 percent compared to $142.3 million, or $3.33 per diluted share a year ago.
     Net income for the quarter was $5.3 million, or $0.12 per diluted share compared to $38.6 million, or $0.91 per diluted share in the third quarter of 2005. Significant factors contributing to the decline in net income during the quarter include the net effect of FAS 133 market value adjustments ($24.3 million) and the loss on the redemption of the company’s preferred stock ($11.4 million).

     On a year-to-date basis, AmerUs Group’s net income was $128.8 million, or $3.06 per diluted share, compared to $135.7 million or $3.17 per diluted share a year ago.
     2006 reported net income and adjusted net operating income figures include the impact of expensing stock options (full year impact of approximately $0.05 per diluted common share). The expensing of stock options commenced January 1, 2006 in accordance with Statement of Financial Accounting Standards 123R, Share-Based Payment, A Revision of Accounting for Stock-Based Compensation.
Protection Product Sales2 and Results
     Third quarter fixed life sales increased 13 percent to $33.5 million, compared to $29.6 million in the third quarter of 2005. Year-to-date sales of indexed life products, driven by consumer demand, increased to $89.6 million, or 93 percent of total fixed life sales, compared to $66.1 million, or 76 percent, in 2005. Total fixed life sales for this period increased 11 percent to $96.6 million compared to $86.7 million a year ago.
     Pre-tax operating income for the protection segment increased five percent to $42.4 million compared to $40.3 million in the third quarter of 2005. The increase was primarily attributable to the growing block of indexed life business.
     Year-to-date, pre-tax operating income increased to $127.4 million compared to $125.6 million in 2005.
Accumulation Product Sales2 and Results
     Sales of fixed annuity products for the quarter totaled $687 million, compared with $686 million in the third quarter of 2005. Indexed annuity products, driven by consumer demand, comprised 93 percent of third quarter sales compared to 92 percent a year ago.

2

     Year-to-date, fixed annuity sales declined seven percent to $1.83 billion compared to $1.97 billion during the first nine months of 2005, with indexed annuity products comprising 93 percent of total fixed annuity sales.
     During the third quarter of 2006, the company issued $436 million of funding agreements. Year-to-date, the company has issued $610.7 million in funding agreements.
     Pre-tax operating income for the accumulation segment increased 11 percent to $53.2 million during the third quarter of 2006 compared to $47.9 million a year ago. The increase was due to higher assets under management and wider product margins.
     Year-to-date, pre-tax operating income increased 25 percent to $162.5 million compared to $130.4 million for the first nine months of 2005.
Net Investment Income
     Net investment income was $291 million in the third quarter of 2006 compared to $279 million in the third quarter of 2005. Growth in invested assets and higher yields on investments contributed to the increase. The weighted average book yield was 5.80 percent at September 30, 2006.
Corporate Actions
     During the third quarter, the company completed the following corporate actions:
•	Settled the terms of the PRIDES security which matured on August 16, 2006;

•	Redeemed all issued and outstanding shares of the company’s Series A Non-Cumulative Perpetual Preferred Stock.

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     On October 19, 2006, AmerUs Group shareholders approved the agreement and plan of merger with Aviva plc entered into on July 12, 2006, with nearly 98 percent of shareholders who voted approving the merger.
     Regulatory approvals are still required from Iowa, Indiana, Kansas and New York. The Company currently expects that the closing will occur before December 31, 2006.
Additional Financial Information
     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in our operations and financial results and our business and products, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities: (a) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the

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merger or result in the imposition of conditions that could cause the parties to abandon the merger; (b) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; (c) general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect (1) our ability to sell our products, (2) the market value of our investments and consequently protection product and accumulation product margins and (3) the lapse rate and profitability of policies; (d) the performance of our investment portfolios which may be affected by general economic conditions, the continued credit quality of the companies whose securities we invest in and the impact of other investment transactions; (e) customer response to new products, distribution channels and marketing initiatives and increasing competition in the sale of insurance and annuities and the recruitment of sales representatives from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair our ability to retain existing customers, attract new customers and maintain our profitability; (f) our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products; (g) mortality, morbidity, and other factors which may affect the profitability of our insurance products; (h) our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (i) litigation or regulatory investigations or examinations; (j) regulatory changes, interpretations, initiatives or pronouncements, including those relating to the regulation of insurance companies and the regulation and sales of their products and the programs in which they are used; (k) changes in the federal income tax and other federal laws,

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regulations, and interpretations, including federal regulatory measures that may significantly affect the insurance business including limitations on antitrust immunity, the applicability of securities laws to insurance products, minimum solvency requirements, and changes to the tax advantages offered by life insurance and annuity products or programs with which they are used; (l) the impact of changes in standards of accounting; (m) our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; and; (n) and various other factors discussed in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2005 and in our Quarterly Report on Form 10-Q for the period ended September 30, 2006.
     There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.
     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.
     As of September 30, 2006, AmerUs Group’s total assets were $26.0 billion and shareholders’ equity totaled $1.7 billion, including accumulated other comprehensive income.

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[1]	The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes, on an after-tax basis, from net income items such as open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, the impact of derivative related market value adjustments and the release of income tax provisions. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a basis comparable to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

[2]	Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends.

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AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)
Adjusted net operating income and pro forma adjusted net operating income reflect net income adjusted to eliminate certain items, such as open block realized/unrealized gains and losses; DAC, VOBA and deferred sales inducements associated with the open block realized/unrealized gains and losses; non-insurance operations; derivative related market value adjustments; litigation following class certification, net; merger costs; the release of income tax provisions; early extinguishment of debt; loss on redemption of preferred stock; and capital transactions completed in anticipation of the Aviva acquisition. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net Income available to common stockholders	$5,327	$38,619	$128,777	$135,674

Realized/unrealized losses on open block assets (A)	6,937	7,161	12,021	8,049

Net amortization of DAC, VOBA and deferred sales inducements due to open block gains or losses (B)	(1,222)	(773)	(2,001)	(652)

Net effect of derivative related market value adjustments (C)	24,333	(13,895)	(526)	1,180

Other (income) loss from non-insurance operations (D)	—	(96)	—	123

Litigation following class certification, net (E)	1,907	6,428	1,907	6,428

Merger costs (F)	835	—	835	—

Income tax items (G)	2,943	(312)	2,474	(19,995)

Early extinguishment of debt (H)	—	11,449	—	11,449

Loss on redemption of preferred stock (I)	11,385	—	11,385	—

Adjusted Net Operating Income available to common stockholders	$52,445	$48,581	$154,872	$142,256

Adjusted Net Operating Income available to common stockholders per common share:
Basic	$1.29	$1.26	$3.94	$3.64

Diluted	$1.22	$1.14	$3.68	$3.33

Weighted average common shares outstanding:
Basic	40,672,524	38,488,294	39,309,376	39,102,190

Diluted	42,903,211	42,525,870	42,090,818	42,743,043

Pro Forma Adjusted Net Operating Income available to common stockholders per common share:
Diluted (J)	$1.27	$1.14	$3.72	$3.33

Pro Forma Weighted average common shares outstanding:
Diluted (J)	41,456,000	42,525,870	41,612,000	42,743,043

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME
(A)	Represents total open block realized/unrealized gains or losses on assets. Open block gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B)	Represents amortization of deferred acquisition costs (DAC), value of business acquired (VOBA) and deferred sales inducements on the open block realized/unrealized gains and losses that are included in our product margins.

(C)	Represents the net effect of derivative related market value adjustments. The accounting entries consist of cash flow hedge amortization; market value adjustments on trading securities, derivatives, and indexed contracts; and the associated change in amortization of DAC, VOBA and deferred sales inducements resulting from such adjustments.

(D)	Represents the net income from our property operations which are not part of our insurance operations.

(E)	Represents litigation accruals following class certification, net of insurance recoveries.

(F)	Represents costs of activities associated with the completion of the Agreement and Plan of Merger with Aviva plc.

(G)	Represents a reduction in the income tax accrual for the release of provisions originally established for potential tax adjustments which have been settled or eliminated and changes in deferred income tax valuation allowances.

(H)	Represents expenses associated with the early extinguishment of the OCEANs debt instrument.

(I)	Represents costs associated with the redemption of the preferred stock equity instruments.

(J)	In connection with the Aviva acquisition, AmerUs Group used the proceeds from the maturity of the Company’s Income PRIDES to redeem all issued and outstanding shares of Series A Non-Cumulative Perpetual Preferred Stock instead of repurchasing common stock. If the Company had followed its capital plan for the year, fully diluted weighted average shares outstanding for the three and nine month periods ended September 30, 2006 would have been lower by 1,447,211 shares and 478,818, respectively.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2006	2005	2006	2005

Revenues:
Insurance premiums	$51,268	$54,603	$159,611	$178,150
Product charges	70,525	64,939	207,327	178,610
Net investment income	290,651	278,641	862,941	824,392
Realized/unrealized capital gains (losses)	71,509	23,362	59,289	(19,316)
Other income	12,446	11,487	37,331	35,272

	496,399	433,032	1,326,499	1,197,108

Benefits and expenses:
Policyowner benefits	357,510	211,211	740,293	624,997
Underwriting, acquisition and other expenses	41,259	40,854	124,482	119,881
Litigation following class certification, net	3,179	9,380	3,179	9,380
Amortization of deferred policy acquisition costs and value of business acquired	37,244	58,714	152,526	146,515
Dividends to policyowners	16,369	18,770	52,785	70,637

	455,561	338,929	1,073,265	971,410

Income from continuing operations	40,838	94,103	253,234	225,698

Interest expense	9,148	7,725	26,578	23,696
Early extinguishment of debt	—	19,082	—	19,082

Income before income tax expense	31,690	67,296	226,656	182,920

Income tax expense	12,260	28,677	78,338	47,246

Net income	19,430	38,619	148,318	135,674

Dividends on preferred stock	2,718	—	8,156	—
Loss on redemption of preferred stock	11,385	—	11,385	—

Net income available to common stockholders	$5,327	$38,619	$128,777	$135,674

Net income available to common stockholders per common share:
Basic	$0.13	$1.00	$3.28	$3.47

Diluted	$0.12	$0.91	$3.06	$3.17

Weighted average common shares outstanding:
Basic	40,672,524	38,488,294	39,309,376	39,102,190

Diluted	42,903,211	42,525,870	42,090,818	42,743,043

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30,	December 31,
	2006	2005

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$17,482,586	$16,727,933
Equity securities	98,169	75,658
Short-term investments	19,877	9,998
Securities held for trading purposes:
Fixed maturity securities	1,255,897	1,414,225
Equity securities	4,058	2,358
Short-term investments	2,480	—
Mortgage loans	1,018,752	976,135
Policy loans	502,303	483,441
Other investments	433,898	347,552

Total investments	20,818,020	20,037,300
Cash and cash equivalents	549,527	600,160
Accrued investment income	256,251	237,221
Premiums, fees and other receivables	35,913	40,667
Income taxes receivable	17,328	9,005
Reinsurance receivables	743,622	730,532
Deferred policy acquisition costs	2,073,309	1,755,159
Deferred sales inducements	338,250	261,322
Value of business acquired	334,513	356,949
Goodwill	229,670	228,869
Property and equipment	47,356	44,467
Other assets	315,314	306,655
Separate account assets	202,366	221,694

Total assets	$25,961,439	$24,830,000

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30,	December 31,
	2006	2005

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$20,127,049	$19,486,854
Policyowner funds	1,996,940	1,483,873

	22,123,989	20,970,727
Accrued expenses and other liabilities	449,226	500,858
Payable for collateral under securities and other transactions	508,561	474,561
Dividends payable to policyowners	234,932	278,839
Policy and contract claims	48,017	66,137
Deferred income taxes	87,725	58,818
Notes payable	582,997	556,051
Separate account liabilities	202,366	221,694

Total liabilities	24,237,813	23,127,685
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, 6,000,000 shares issued and outstanding in 2006 and 2005	—	144,830
Common Stock, no par value, 230,000,000 shares authorized; 51,904,999 shares issued and 43,058,995 shares outstanding in 2006; 46,675,811 shares issued and 38,612,874 shares outstanding in 2005	51,905	46,676
Additional paid-in capital — common stock	1,387,426	1,231,533
Accumulated other comprehensive loss	(62,251)	(3,612)
Unearned compensation	—	(3,783)
Retained earnings	733,524	604,747
Treasury stock, at cost (8,846,004 shares in 2006 and 8,062,937 shares in 2005)	(386,978)	(318,076)

Total stockholders’ equity	1,723,626	1,702,315

Total liabilities and stockholders’ equity	$25,961,439	$24,830,000

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2006 and the Year Ended December 31, 2005
($ in thousands)

			Additional	Accumulated
			Paid-In	Other				Total
	Preferred	Common	Capital	Comprehensive	Unearned	Retained	Treasury	Stockholders’
	Stock	Stock	Common Stock	Income (Loss)	Compensation	Earnings	Stock	Equity
Balance at December 31, 2004	$—	$44,226	$1,198,379	$114,670	$(1,238)	$431,911	$(164,479)	$1,623,469

2005:
Net income	—	—	—	—	—	191,179	—	191,179
Net unrealized loss on securities	—	—	—	(118,034)	—	—	—	(118,034)
Net unrealized loss on derivatives designated as cash flow hedges	—	—	—	(248)	—	—	—	(248)
Issuance of preferred stock, net of costs	144,830	—	—	—	—	—	—	144,830
Conversion of OCEANs	—	1,675	9,069	—	—	—	—	10,744
Stock issued under various incentive plans, net of forfeitures	—	775	24,085	—	(2,545)	—	958	23,273
Purchase of treasury stock	—	—	—	—	—	—	(154,555)	(154,555)
Dividends declared on preferred stock	—	—	—	—	—	(2,417)	—	(2,417)
Dividends declared on common stock	—	—	—	—	—	(15,926)	—	(15,926)

Balance at December 31, 2005	144,830	46,676	1,231,533	(3,612)	(3,783)	604,747	(318,076)	1,702,315

2006:
Net income	—	—	—	—	—	148,318	—	148,318
Net unrealized loss on securities	—	—	—	(55,665)	—	—	—	(55,665)
Net unrealized loss on derivatives designated as cash flow hedges	—	—	—	(3,185)	—	—	—	(3,185)
Issuance of preferred stock	(56)	—	—	—	—	—	—	(56)
Conversion of OCEANs	—	4,886	138,633	—	—	—	—	143,519
Stock issued under various incentive plans, net of forfeitures	—	343	21,043	—	—	—	(12,797)	8,589
Purchase of treasury stock	—	—	—	—	—	—	(56,317)	(56,317)
Sale of treasury stock	—	—	—	—	—	—	212	212
Dividends declared on preferred stock	—	—	—	—	—	(8,156)	—	(8,156)
Redemption of preferred stock	(144,774)	—	—	—	—	(11,385)	—	(156,159)
Reclassification of unearned compensation under SFAS 123R	—	—	(3,783)	—	3,783	—	—	—
Minimum pension liability adjustment	—	—	—	211	—	—	—	211

Balance at September 30, 2006	$—	$51,905	$1,387,426	$(62,251)	$—	$733,524	$(386,978)	$1,723,626